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                                                                     Exhibit 5.2

                                                     Morgan, Lewis & Bockius LLP
                                                               Counselors at Law

1701 Market Street
Philadelphia, PA 19103-2921
215-963-5000
Fax: 215-963-5299


July 20, 2001


Liberty Property Limited Partnership
65 Valley Stream Parkway
Malvern, PA 19355

Re:  Liberty Property Limited Partnership - Registration Statement on Form S-3
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Dear Sir or Madam:

As counsel for Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Partnership"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") jointly by the Partnership and Liberty Property Trust, a Maryland real estate investment trust (the "Trust"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of securities with an aggregate initial public offering price of up to $300,001,000 or the equivalent thereof in one or more foreign currencies or composite currencies. Such securities include debt securities of the Partnership with an aggregate initial public offering price up to $300,000,000 (the "Partnership Debt Securities") and securities of the Trust with an aggregate initial public offering price of up to $1,000, in each case, or the equivalent thereof in one or more foreign currencies or composite currencies. The Partnership Debt Securities may be any of senior secured debt securities, senior unsecured debt securities, subordinated secured debt securities or subordinated unsecured debt securities, in one or more series, which in each case are to be issued under either a senior indenture (the "Senior Indenture") or a subordinated indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures" or each, individually, the "Indenture") entered into or to be entered into, by the Partnership and Bank One Trust Company, N.A. (the "Trustee" and, collectively with the other trustees, if any, under the Indentures, the "Trustees") and, if such Partnership Debt Securities are to be issued with Trust Guaranties (as defined in the Registration Statement, the Trust.

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Liberty Property Limited Partnership
July 20, 2001
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This opinion is being delivered in accordance with the requirements of Item
601(b)(5) of Regulation S-K promulgated under the Securities Act.

For the purpose of rendering this opinion, we have examined (i) the Registration Statement; (ii) the form of Senior Indenture incorporated by reference as an exhibit to the Registration Statement (the "Base Senior Indenture"); (iii) the form of Subordinated Indenture incorporated by reference as an exhibit to the Registration Statement (the "Base Subordinated Indenture"); (iv) the Certificate of Limited Partnership of the Partnership, as amended to date (the "Certificate of Limited Partnership"); (iv) the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the "Agreement of Limited Partnership"); and (v) certain resolutions adopted by the Board of Trustees of the Trust (the "Board of Trustees"), in the Trust's capacity as the sole general partner of the Partnership, relating to the Partnership Debt Securities and the authorization of the filing of an additional registration statement (the "Additional Registration Statement") for the purpose of registering for issuance and sale an additional amount of Partnership Debt Securities pursuant to Rule 462(b) under the Securities Act (the "Additional Partnership Debt Securities"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Partnership and the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Partnership and the Trust and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed without independent verification (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures;
(iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents; and (v) the power and authority of all persons signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which have not been independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Partnership, the Trust and others.

We do not express any opinion as to the laws of any jurisdiction other than the Commonwealth of Pennsylvania and the federal laws of the United States of America to the extent referred to specifically herein. The Partnership Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof. We assume no obligation to update this opinion.


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Liberty Property Limited Partnership
July 20, 2001
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Based upon and subject to the foregoing and the other matters set forth herein, and such examinations of law and such other matters as we have deemed relevant under the circumstances, we are of the opinion that, as of the date hereof:

        1. The respective forms of the Base Senior Indenture and the Base Subordinated Indenture (collectively, the "Base Indentures") have been duly authorized by the Partnership through the action of the Trust, by the Board of Trustees, in the Trust's capacity as the sole general partner of the Partnership. Each of the Base Indentures, and each other Indenture in the form of either of the Base Indentures, as modified by the Trust in accordance with duly adopted resolutions of the Board of Trustees, in the Trust's capacity as the sole general partner of the Partnership, to reflect the additional terms applicable to the Partnership Debt Securities and/or Additional Partnership Debt Securities to which such Indenture relates, when duly executed and delivered by the Partnership and duly executed and delivered by the Trustee thereunder, will be a valid and binding agreement, enforceable against the Partnership in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

        2. With respect to any series of Partnership Debt Securities and/or Additional Partnership Debt Securities (collectively, the "Offered Partnership Debt Securities"), when (i) if such Offered Partnership Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to such Offered Partnership Debt Securities (the "Underwriting Agreement") has been duly authorized, executed and delivered by the Partnership through the action of the Trust in its capacity as the sole general partner of the Partnership and the other party or parties thereto; (ii) if such Offered Partnership Debt Securities are to be sold on an agency basis, the distribution agreement with respect to such Offered Partnership Debt Securities (the "Distribution Agreement") or any other applicable purchase agreement has been duly authorized, executed and delivered by the Partnership through the action of the Trust in its capacity as the sole general partner of the Partnership and the other party or parties thereto; (iii) the Board of Trustees, including any appropriate committee appointed thereby, acting for the Trust in the Trust's capacity as the sole general partner of the Partnership, and the appropriate officers of the Partnership and the Trust, have

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Liberty Property Limited Partnership
July 20, 2001
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                taken all necessary Partnership or Trust action, as the case may be, to approve the issuance and terms of such Offered
                Partnership Debt Securities and related matters; (iv) the terms of such Offered Partnership Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Limited Partnership or the Agreement of Limited Partnership or result in a default under or breach of any agreement or instrument binding upon the Partnership, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Partnership; (v) the applicable Indenture has been duly executed and delivered by the Partnership, through the action of the Trust in its capacity as the sole general partner of the Partnership, and the Trustee thereunder and, if such Offered Partnership Debt Securities are to be issued with Trust Guaranties, the Trust; and (vi) such Offered Partnership Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, such Offered Partnership
                Debt Securities, when issued and sold in accordance with the applicable Indenture and the related Underwriting Agreement or Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We note that, as of the date hereof, a judgment for money in an action based on an Offered Partnership Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Offered Partnership Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that

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Liberty Property Limited Partnership
July 20, 2001
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we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP